Exhibit 99.2

2Q 2026 Earnings Presentation July 24, 2026

VALUE PROPOSITION 2 For end note descriptions, see Earnings Presentation End Notes starting on slide 29. 344 Branch Locations $69B Assets $56B Deposits $10B Market Cap 6,000+ Team Members Local Leadership Model Driving Durable Results Long-Term Track Record of Shareholder Value Creation Premier Deposit Franchise Regional bank leader with scale Operating in the Best Growth Markets Top quartile TSR through 20 years of cycles Shoot where the ducks are flying VALUE PROPOSITION Above peer results over the short, medium, and long-term

$65 B Assets $48 B Loans $55 B Deposits $7.4 B Market Cap Fort Collins Denver Dallas Austin Houston Birmingham Richmond Charleston Atlanta Augusta Savannah Jacksonville Miami Orlando Tampa Winter Haven Greenville Charlotte PREMIER DEPOSIT FRANCHISE (1) 1.76% Cost of Deposits $56B Deposits $40K Average Balance 1.4M Deposit Accounts 1 3 For end note descriptions, see Earnings Presentation End Notes starting on slide 29. Texas Triangle $8B Deposits #4 Regional Bank ATL-CLT Corridor $10B Deposits #4 Regional Bank Coastal South $7B Deposits #1 Regional Bank Central Florida $12B Deposits #2 Regional Bank Front Range $4B Deposits #2 Regional Bank

OPERATING IN THE BEST GROWTH MARKETS 4 2 Leading Growth Characteristics… … Support Superior Growth Projected HHI Growth(1) Projected Population Growth(1) Deposits per Share CAGR – Last 5 Years (non-GAAP)(3) Loans per Share CAGR – Last 5 Years (non-GAAP)(3) 13.0% 12.1% 11.3% SSB Regional Competitors National Average 6.8% 4.5% 2.6% SSB Regional Competitors National Average (2) 5.2% 3.1% 4.3% SSB Regional Competitors Peer Median 7.0% 4.1% 4.9% SSB Regional Competitors Peer Median (2) (2) (2) For end note descriptions, see Earnings Presentation End Notes starting on slide 29.

3 LOCAL LEADERSHIP MODEL DRIVING DURABLE RESULTS

Local Leadership Model

- **21 division presidents provide localized decision-making driving tailored client outcomes**
- **Incentive system structured to drive P&L alignment**
- **Bankers are empowered to make decisions based on local market knowledge**
- **Average consumer relationship is 10+ years**
- **Top-performing bank in employee engagement and client satisfaction**

Coalition Greenwich Awards 2026 Best Bank

Recognized as a top-quartile performer in commercial banking client experience, achieving a Coalition Greenwich Net Promoter Score of 64, surpassing the top-quartile threshold of 60 among large U.S. banks.

J.D. Power

Recognized as a top-quartile leader in consumer banking client experience, earning a J.D. Power Net Promoter Score of 49, exceeding the top-quartile threshold of 46 among the Top 50 largest U.S. banks by assets.

Culture Amp

Recognized as a top-decile performer (86% engagement) in the Financial Services benchmark for employee engagement, compared to approximately 150 other financial services organizations who use CultureAmp.

Leading Long-Term Operating Results[1]

Sustained Superior Profitability ...

Adjusted ROAA (non-GAAP)[2]



SouthState
Peer Median
1.48%
1.23%
1.28%
1.18%
1.03%
0.90%
1-year
5-year Average
20-year Average

...With Consistently Low Funding Costs vs. Peers...

Cost of Deposits



1.86%
2.05%
1.01%
1.33%
0.90%
1.01%
1-year
5-year Average
20-year Average

...And Superior Credit

NCOs / Avg. Loans[3]



0.11%
0.22%
0.05%
0.16%
0.31%
0.46%
1-year
5-year Average
20-year Average

For end note descriptions, see Earnings Presentation End Notes starting on slide 29.

5

LONG - TERM TRACK RECORD OF SHAREHOLDER VALUE CREATION 6 4 Track Record of Profitable & Prudent Growth TBVPS CAGR – Last 20 Years 8.0% 3.3% 3.5% 1.2% SSB Peer Median KRX BKX EPS CAGR – Last 20 Years Total Shareholder Returns Annualized TSR – Last 20 Years vs. Peers 7.6% 3.7% 5.2% 5.8% SSB Peer Median KRX BKX For end note descriptions, see Earnings Presentation End Notes starting on slide 29. 9.4% 8.3% 8.3% 7.8% 7.8% 7.2% 6.9% 5.2% 5.1% 4.8% 3.4% 2.7% 2.7% 2.2% 1.4% 1.3% 1.1% 5.6% 5.2% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Peer 14 Peer 15 Peer 16 KRX BKX

2026 FOCUS 7 Expanding sales force Driving meaningful balance sheet growth Share repurchases supported by robust earnings Leveraging AI to drive speed and scale 2026 FOCUS

Quarterly Results

2Q26 QUARTERLY HIGHLIGHTS (1) Dollars in millions, except per share data For end note descriptions, see Earnings Presentation End Notes starting on slide 29. 9 2Q26 2Q25 Reported(†) Reported / Adjusted(†) Net Income $ 230 $ 215 / $ 234 PPNR $ 315 $ 290 / $ 314 EPS (Diluted) $ 2.35 $ 2.11 / $ 2.30 ROA* 1.36% 1.34% / 1.45% ROATCE* 17.62% 18.17% / 19.61% NIM (non-TE/TE)* 3.78% 4.02% Efficiency Ratio 50% 53% / 49% CET 1 Ratio 11.1% 11.2%  ROA of 1.36%*  Loans increased $1.4 billion, or 11%*  Deposits increased $474 million, or 3%*  Stable credit with net charge-offs of 6 bps*  Repurchased 1 million shares  Tangible Book Value per Share (Non-GAAP)(4) increased 13% year over year

LOAN PRODUCTION AND NET LOAN GROWTH TREND $3,335 $3,375 $3,915 $3,775 $5,165 $501 $401 $931 $898 $1,350 $(500) $— $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 2Q25 3Q25 4Q25 1Q26 2Q26 Loan Production Loan Portfolio Growth Dollars in millions For end note descriptions, see Earnings Presentation End Notes starting on slide 29. 10 (1) (1)

4.02% 4.06% 3.86% 3.79% 3.78% 2.0% 2.3% 2.5% 2.8% 3.0% 3.3% 3.5% 3.8% 4.0% $300 $400 $500 $600 $514.4 $516.7 $530.8 $522.8 $542.8 $63.5 $83.0 $50.3 $38.8 $33.1 $577.9 $599.7 $581.1 $561.6 $575.9 0.0% 0.3% 0.5% 0.8% 1.0% 1.3% 1.5% 1.8% 2.0% 2.3% 2.5% 2.8% 3.0% 3.3% 3.5% 3.8% 4.0% $380 $480 $580 2Q25 3Q25 4Q25 1Q26 2Q26 Net Interest Income excld. Accretion Accretion Net Interest Income NET INTEREST MARGIN (1) 11 Dollars in millions For end note descriptions, see Earnings Presentation End Notes starting on slide 29. Accretion income $64 $83 $50 $39 $33 CDI amortization (24) (23) (23) (21) (21) Net Impact $39 $60 $27 $18 $12 Net Impact of Purchase Accounting (1)

NONINTEREST INCOME Dollars in millions; Amounts may not total due to rounding. For end note descriptions, see Earnings Presentation End Notes starting on slide 29. 12 $87 $99 $106 $100 $97 0.54% 0.60% 0.63% 0.61% 0.57% 0.20% 0.40% 0.60% 0.80% 1.00% $— $30 $60 $90 $120 2Q25 3Q25 4Q25 1Q26 2Q26 $ in millions Noninterest Income Fees on Deposit Accounts Correspondent Banking and Capital Markets Trust and Investment Services Mortgage Banking Other Noninterest Income Noninterest Income / Avg. Assets(1) $(5.4) $(4.3) $(3.2) $(3.0) $(4.0) $19.2 $25.5 $30.6 $24.4 $24.8 $(10.0) $(5.0) $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $(10) $(5) $— $5 $10 $15 $20 $25 $30 $35 2Q25 3Q25 4Q25 1Q26 2Q26 $ in millions Correspondent Revenue Breakout ARC Revenue, gross FI Revenue Operational Revenues Interest on VM(2) Total Revenues, gross

Balance Sheet

Investor CRE (2) 37% Consumer RE 22% Owner-Occupied CRE 15% C&I 18% CDL (1) 6% Cons / Other 2% TOTAL LOAN PORTFOLIO 14 Data as of June 30, 2026 Loan portfolio balances, average balances or percentage exclude loans held for sale; Amounts may not total due to rounding. For end note descriptions, see Earnings Presentation End Notes starting on slide 29. Loan Type No. of Loans Balance Avg. Loan Balance Investor CRE 11,134 $ 18.7B $ 1,675,600 Consumer RE 50,988 11.0B 216,400 Owner-Occupied CRE 8,810 7.9B 891,300 C & I 22,625 9.4B 414,500 Constr., Dev. & Land 3,494 3.0B 853,700 Cons / Other 44,896 0.9B 21,000 Total 141,947 $ 50.8B $ 358,200 Loans by Type Total Loans $50.8 Billion

PREMIUM DEPOSIT FRANCHISE Noninterest-bearing Checking 24% Interest-bearing Checking 26% Savings 5% Money Market 31% Time Deposits 14% 15 Data as of June 30, 2026 For end note descriptions, see Earnings Presentation End Notes starting on slide 29. Total Deposits $56.3 Billion Deposits by Type Granular, Low-cost Core Deposit Base • 1.4 million total deposit accounts o ~1.1M consumer accounts with $18K average balance and over 10-year average relationship o ~0.3M commercial accounts with $118K average balance and ~8-year average relationship • 63% commercial, 37% consumer deposits by balance

Credit

0.68% 0.67% 0.64% 0.66% 0.57% —% 0.25% 0.50% 0.75% 1.00% 2Q25 3Q25 4Q25 1Q26 2Q26 Nonperforming Assets to Loans & OREO 1.44% 1.54% 1.25% 1.04% 1.10% 2.99% 3.10% 3.68% 3.61% 3.47% —% 1.00% 2.00% 3.00% 4.00% 5.00% 2Q25 3Q25 4Q25 1Q26 2Q26 Special Mention & Classified Asset Trends Special Mention / Assets Classified / Assets ASSET QUALITY METRICS & LOAN LOSS RESERVE Dollars in millions For end note descriptions, see Earnings Presentation End Notes starting on slide 29. 17 0.06% 0.27% 0.09% 0.09% 0.06% —% 0.25% 0.50% 2Q25 3Q25 4Q25 1Q26 2Q26 Net Charge-Offs to Loans $621 $590 $585 $586 $587 $65 $69 $70 $69 $77 1.45% 1.38% 1.35% 1.32% 1.30% 1.00% 1.40% 1.80% 2.20% $150 $300 $450 $600 $750 2Q25 3Q25 4Q25 1Q26 2Q26 $ in millions Total ACL(2) plus Reserve for Unfunded Commitments Total ACL Reserve for Unfunded Commitments % of Total Loans (1)

CLASSIFIED ASSET SUMMARY (SUBSTANDARD & NONACCRUAL) For end note descriptions, see Earnings Presentation End Notes starting on slide 29. 18 • Investor CRE: WA LTV of 55% with >99% current; average balance of $6.0M • OOCRE: WA LTV of 54% with >91% current; average balance of $1.0M • C&I: >89% current; average balance of $0.5M • 89% of classified loans are accruing, 98% of which are current Investor CRE 60% C&I 12% Other 11% OO CRE 10% SBA 7% $2.4B 3.5% of Assets Investor CRE $M Wtd Avg LTV(1) (2) % Current Multifamily $797 55% 99.5% Warehouse/Industrial $173 55% Office $112 68% 98.8% Retail $93 55% 95.8% Self Storage $80 56% 100.0% Other $168 53% 98.7% Total $1,423 55% 99.2% 100.0%

Mortgage Credit Intermediaries 9% Business Credit Intermediaries 6% Private Equity Funds 37% Consumer Credit Intermediaries 33% Other Loans to NDFIs 15% MINIMAL EXPOSURE TO NDFIs – 2Q26 19 $0.8B 1.5% of loans NDFI % of Total Loans NDFI % of Total Capital • 2nd lowest NDFI exposure of 16 peers in terms of total loans and total capital • Private Equity portfolio consists of capital call lines: 100% bank underwritten, 50% average advance rate • Consumer credit intermediaries are primarily in-market consumer finance companies • Business credit intermediaries are primarily equipment finance and leasing • Other Loans to NDFIs are primarily Insurance and Wealth Management 1.5% 8.5% SSB Peer Median 10.4% 56.2% SSB Peer Median For end note descriptions, see Earnings Presentation End Notes starting on slide 29.

Capital

STRONG CAPITAL POSITION AND RETURNS For end note descriptions, see Earnings Presentation End Notes starting on slide 29. 21 11.2% 11.5% 11.4% 11.3% 11.1% 2Q25 3Q25 4Q25 1Q26 2Q26 CET1 Ratio(1) $51.96 $54.48 $56.27 $56.90 $58.72 2Q25 3Q25 4Q25 1Q26 2Q26 Tangible Book Value per Share(2) LTM net payout of 75% Key Highlights Since 2Q25 4.8% of shares repurchased 11% increase in dividend to $0.60 per share  Additional 10% increase to $0.66 per share, effective with the August 14, 2026 dividend payment 13% growth in tangible book value per share(2)

Appendix

23

POPULATION MIGRATION TO THE SOUTH CONTINUES 24 Top 10 States Net Domestic Migration 1. Florida 890,348 2. Texas 812,735 3. North Carolina 476,921 4. South Carolina 379,062 5. Tennessee 292,727 6. Arizona 282,626 7. Georgia 232,849 8. Alabama 141,048 9. Idaho 139,784 10. Oklahoma 107,244 For end note descriptions, see Earnings Presentation End Notes starting on slide 29.

AI at SouthState

GenAI Knowledge Assistant

- Chat interface for policy & procedure questions
- Launched in early 2025
- Integrated in daily workflow
- **1.1K+** average questions answered per day

Microsoft Copilot Adoption

- **2,500+** premium users & **2,200+** active basic users
- **12K+** average prompts per day

Team Support:

- Weekly office hours
- Hands-on workshops
- Required & optional training

Internal Efficiencies

- Automated Credit Spreads ~**90%** performed by AI
- Code Development - **80%** of monthly code is AI-assisted
- BSA Sanctions Review
- Factoring Invoice Review – **20%** increase in accuracy & **75%** reduction in employee time allocation

Customer Experience

Marketing:

- New AI-ready website with enhanced search engine optimization (SEO)
- Increased personalization in customer outreach
- Content generation efficiencies

Call Center:

- Real-time reference material suggestions to agent during live calls
- Customer call sentiment monitoring
- Call quality checks & wrap-up
- Voice & call fraud detection

Experimentation

- Call prep for bankers
- Citizen agentic development
- Wealth Management estate planning
- Commercial loan onboarding
- Expanded self-service in call center

25

Dollars in billions, unless otherwise noted; data as of June 30, 2026; Amounts may not total due to rounding. For end note descriptions, see Earnings Presentation End Notes starting on slide 29. 3.50% 3.50% 3.40% 3.49% 3.54% 2.0% 2.4% 2.8% 3.2% 3.6% 4.0% 2Q25 3Q25 4Q25 1Q26 2Q26 Investment Securities Yield(2) HIGH QUALITY INVESTMENT PORTFOLIO 78% 9% 13% 0.3% Investment Portfolio† Composition Agency MBS(1) Treasury, Agency & SBA Municipal Corporates Type AFS HTM Balance Duration (yrs)(3,4) Balance Duration (yrs)(4) Agency MBS(1) $4.9B 3.7 $1.8B 5.9 Municipal 1.1B 6.9 — — Treasury, Agency & SBA 0.5B 2.2 0.2B 5.3 Corporates 0.02B 0.4 — — Total $6.6B 4.1 $2.0B 5.8 26 Total Investment Portfolio† $8.6 Billion

NON-GAAP RECONCILIATIONS (UNAUDITED)

Adjusted Net Income

	2Q25	2Q26
Net income (GAAP)	$ 215,224	**$ 230,022**
Plus:		
Merger, branch consolidation, severance related and other expense, net of tax	18,593	**—**
Adjusted Net Income (Non-GAAP)[(1)]	**$ 233,817**	**$ 230,022**

Adjusted EPS

	2Q25	2Q26
Diluted weighted-average common shares	101,845	**97,677**
Adjusted net income (non-GAAP)	$ 233,817	**$ 230,022**
Adjusted EPS, Diluted (Non-GAAP)	**$ 2.30**	**$ 2.35**

Net Interest Margin - Tax Equivalent (Non-GAAP) *

	2Q25	3Q25	4Q25	1Q26	2Q26
Net interest income (GAAP)	$ 577,948	$ 599,697	$ 581,115	$ 561,605	**$ 575,949**
Tax equivalent adjustments	672	718	800	760	**751**
Net interest income (tax equivalent) (Non-GAAP)	$ 578,620	$ 600,415	$ 581,915	$ 562,365	**$ 576,700**
Average interest earning assets	$ 57,710,001	$ 58,727,110	$ 59,872,113	$ 60,201,176	**$ 61,133,759**
Net Interest Margin - Tax Equivalent (Non-GAAP)	**4.02%**	**4.06%**	**3.86%**	**3.79%**	**3.78%**

PPNR, Adjusted (Non-GAAP)

	2Q25	2Q26
Net interest income (GAAP)	$ 577,948	**$ 575,949**
Plus: Noninterest income	86,817	**96,726**
Total revenue, adjusted (non-GAAP)	$ 664,765	**$ 672,675**
Less: Noninterest expense	375,061	**357,749**
PPNR (Non-GAAP)	$ 289,704	**$ 314,926**
Plus:		
Merger, branch consolidation, severance related and other expense[(2)]	24,379	**—**
Total adjustments	$ 24,379	**$ —**
PPNR, Adjusted (Non-GAAP)	**$ 314,083**	**$ 314,926**
Weighted average common shares outstanding, diluted	101,845	**97,677**
PPNR, Adjusted per Wgtd. Avg. CS Outstanding, Diluted (Non-GAAP)	**$ 3.08**	**$ 3.22**

Dollars in thousands, except for per share data

* Quarter-to-date tax equivalent net interest margin is annualized.

(1) Adjustments were applied consistently across all periods included in the 1 year, 5-year and 20-year averages.

(2) Includes pre-tax cyber incident reimbursement of $(3.6) million for the quarter ended June 30, 2025.

27

NON-GAAP RECONCILIATIONS (UNAUDITED)

Adjusted Return on Average Assets *

	2Q25	2Q26
Adjusted net income (non-GAAP)	$ 233,817	**$ 230,022**
Total average assets	64,550,881	**67,828,166**
Adjusted Return on Average Assets (Non-GAAP) *(1)	**1.45%**	**1.36%**

Return on Average Tangible Equity *

	2Q25	2Q26
Net income (GAAP)	$ 215,224	**$ 230,022**
Plus:		
Amortization of intangibles	24,048	**21,041**
Effective tax rate	24 %	**23 %**
Amortization of intangibles, net of tax	18,341	**16,187**
Net income plus after-tax amortization of intangibles (non-GAAP)	$ 233,565	**$ 246,209**
Average shareholders' common equity	$ 8,692,582	**$ 9,053,100**
Less: Average intangible assets	3,535,410	**3,447,492**
Average tangible common equity	$ 5,157,172	**$ 5,605,608**
Return on Average Tangible Common Equity (Non-GAAP) *	**18.17%**	**17.62%**

Adjusted Return on Average Tangible Common Equity *

	2Q25	2Q26
Adjusted net income (non-GAAP)	$ 233,817	**$ 230,022**
Plus: Amortization of intangibles, net of tax	18,341	**16,187**
Adjusted net income plus after-tax amortization of intangibles (non-GAAP)	$ 252,158	**$ 246,209**
Average tangible common equity	$ 5,157,172	**$ 5,605,608**
Adjusted Return on Average Tangible Common Equity (Non-GAAP) *	**19.61%**	**17.62%**

Tangible Book Value per Common Share

	2Q25	3Q25	4Q25	1Q26	2Q26
Shareholders' common equity	$ 8,801,134	$ 9,011,126	$ 9,059,108	$ 9,030,916	**$ 9,131,468**
Less: Intangible assets	3,527,517	3,503,949	3,480,385	3,458,745	**3,437,483**
Tangible shareholders' common equity	$ 5,273,617	$ 5,507,177	$ 5,578,723	$ 5,572,171	**$ 5,693,985**
Common shares issued and outstanding	101,498,000	101,089,231	99,138,204	97,937,653	**96,971,142**
Tangible Book Value per Common Share (Non-GAAP)	**$ 51.96**	**$ 54.48**	**$ 56.27**	**$ 56.90**	**$ 58.72**

Efficiency Ratio (Non-GAAP) & Adjusted Efficiency Ratio (Non-GAAP)

	2Q25	2Q26
Noninterest expense (GAAP)	$ 375,061	**$ 357,749**
Less: Amortization of intangible assets	24,048	**21,041**
Adjusted noninterest expense (non-GAAP)	$ 351,013	**$ 336,708**
Net interest income (GAAP)	$ 577,948	**$ 575,949**
Tax Equivalent ("TE") adjustments	672	**751**
Net interest income, TE (non-GAAP)	$ 578,620	**$ 576,700**
Noninterest income (GAAP)	$ 86,817	**$ 96,726**
Efficiency Ratio (Non-GAAP)	**53%**	**50%**
Noninterest income (GAAP)	$ 86,817	**$ 96,726**
Adjusted noninterest income (non-GAAP)	$ 86,817	**$ 96,726**
Noninterest expense (GAAP)	$ 375,061	**$ 357,749**
Less:		
Merger, branch consolidation, severance related and other expense (2)	24,379	**—**
Amortization of intangible assets	24,048	**21,041**
Total adjustments	$ 48,427	**$ 21,041**
Adjusted noninterest expense (non-GAAP)	$ 326,634	**$ 336,708**
Adjusted Efficiency Ratio (Non-GAAP)	**49%**	**50%**

Dollars and weighted average commons share outstanding in thousands except per share data

* Quarter-to-date return on average tangible common equity, adjusted return on average assets, and average tangible common equity are annualized.

(1) Adjustments were applied consistently across all periods included in the 1 year, 5-year and 20-year averages.

(2) Includes pre-tax cyber incident reimbursement of $(3.6) million for the quarter ended June 30, 2025.

28

EARNINGS PRESENTATION END NOTES 29 Slide 2 End Notes Financial data as of June 30, 2026; Market data as of July 22, 2026 Slide 3 End Notes (1) Source: S&P Global Market Intelligence, Company Filings; Depository data as of June 30, 2025 and includes major MSAs in each region. Note: Regional bank market rank reflects U.S. banks <$250B assets as of March 31, 2026 with a $1B deposit cap per branch. Slide 4 End Notes Source: S&P Global Market Intelligence, Company Filings; Financial data as of December 31, 2025; Depository data as of June 30, 2025 Note: Peers as disclosed in the most recent proxy statement, excluding acquired companies (CADE, CMA, SNV) (1) Projected growth shown as the percent growth 2026 – projected 2031 and reflects weighted average growth by MSA (2) Regional competitors include top 10 ranked U.S. banks with <$250B assets in our states of operation as of March 31, 2026 based on a $1B deposit cap per branch. (3) The compounded annual growth rates for loans and deposits per share for the Company and Peer Group were calculated with loans and deposits as the numerator and outstanding shares as the denominator as of the most recent quarter for each respective period as reported by S&P Global. Slide 5 End Notes Source: Coalition Greenwich Voice of the Client® – Commercial Banking, 2025., J.D. Power 2025 U.S. Retail Banking Satisfaction Study (NPS®), CultureAmp Benchmarks, 2025, and S&P Global Market Intelligence, Company Filings; Financial data as of December 31, 2025 Note: Peers as disclosed in the most recent proxy statement, excluding acquired companies (CADE, CMA, SNV) (1) 1-year reflects 2025 annual results, 5-year average reflects average of 2021 – 2025 annual results, 20-year average reflects average of 2006 – 2025 annual results. (2) Adjusted return excludes the impact of certain items, including but not limited to losses on sales of securities, gain on sale leaseback, net of transaction costs, PCL on non-PCD loans and unfunded commitments, FDIC special assessment, deferred tax asset remeasurement and merger, branch consolidation, severance related and other restructuring expenses, net of tax; See reconciliation of GAAP to Non-GAAP measures in Appendix; Peer adjusted return on average assets is a non GAAP financial measure derived from publicly disclosed peer information and reflects adjustments made by peer institutions, including but not limited to merger related costs, restructuring charges, and other items identified by peer management as affecting comparability. Peer adjusted results may not be comparable across companies due to differences in items adjusted, definitions, and methodologies. The Company has not independently calculated or audited peer adjustments. (3) Excluding acquisition date charge-offs of $17.3 million and $39.4 million recorded during the quarters ended June 30, 2025 and March 31, 2025, respectively, in connection with the Independent merger, to conform with the Company’s charge-off policies and practice Slide 6 End Notes Source: S&P Global Market Intelligence, FactSet, Company Filings; Financial data as of December 31, 2025; Market data as of June 30,2026 Note: Peers as disclosed in the most recent proxy statement, excluding acquired companies (CADE, CMA, SNV); BKX index excludes trust and investment banks; TSR is calculated since June 30, 2006 and growth metrics are calculated based on December 31, 2005 financials.

EARNINGS PRESENTATION END NOTES 30 Slide 9 End Notes * : Annualized percentages † : Where only one figures is presented, reported and adjusted results are equal or differences are not meaningful due to rounding; for adjusted results, see reconciliation of GAAP to Non-GAAP measures in Appendix. (1) a. Adjusted earnings, adjusted return on average assets, and adjusted diluted EPS are non-GAAP measures and exclude the impact of merger, branch consolidation, severance related and other restructuring expenses, net of tax; Adjusted efficiency ratio is calculated by taking the noninterest expense excluding merger, branch consolidation and severance related expenses and amortization of intangible assets - See reconciliation of GAAP to Non-GAAP measures in Appendix. b. Adjusted PPNR is a non-GAAP financial measure that excludes the impact merger, branch consolidation, severance related and other restructuring expenses - See reconciliation of GAAP to Non-GAAP measures in Appendix. c. Tax equivalent NIM is a Non-GAAP financial measure - See reconciliation of GAAP to Non-GAAP measures in Appendix. d. The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets. The tangible returns on common equity measures also add back the after-tax amortization of intangibles to GAAP basis net income; other adjusted figures presented are also Non-GAAP financial measures that exclude the impact of merger, branch consolidation, severance related and other restructuring expenses, net of tax - See reconciliation of GAAP to Non-GAAP measures in Appendix. Slide 10 End Notes (1) Preliminary; excludes loans held for sale; loan production indicates committed balance total; loan portfolio growth indicates quarter-over-quarter loan ending balance growth, excluding loans held for sale. Slide 11 End Notes (1) Tax equivalent NIM is a Non-GAAP financial measure - See reconciliation of GAAP to Non-GAAP measures in Appendix. Slide 12 End Notes (1) Annualized (2) Interest on centrally-cleared variation margin (expense or income) is included in ARC revenue within Correspondent Banking and Capital Markets Income. Slide 14 End Notes (1) CDL includes residential construction, commercial construction, and all land development loans. (2) Investor CRE includes nonowner-occupied CRE and other income producing property. Slide 17 End Notes (1) Excluding acquisition date charge-offs of $17.3 million recorded during the quarter ended June 30, 2025 in connection with the Independent merger, to conform with the Company’s charge-off policies and practices. (2) Unamortized discount on acquired loans was $186 million, 219 million, $259 million, $310 million, and $393 million for the quarters ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively. Slide 18 End Notes (1) Weighted average LTVs exclude loans on non-accrual.

EARNINGS PRESENTATION END NOTES 31 Slide 19 End Notes Note: Peers as disclosed in the most recent proxy statement, excluding acquired companies (CADE, CMA, SNV) Slide 21 End Notes (1) Preliminary (2) The tangible measures are non-GAAP measures and exclude the effect of period end intangible assets - See reconciliation of GAAP to Non-GAAP measures in Appendix. Slide 24 End Notes Sources: U.S. Census Bureau Slide 26 End Notes † Investment portfolio excludes non-marketable equity. (1) MBS issued by U.S. government agencies or sponsored enterprises (commercial and residential collateral) (2) Investment securities yield include non-marketable equity and trading securities. (3) Excludes principal receivable balance as of June 30, 2026. (4) Based on current book value

This presentation contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of management of SouthState Bank Corporation (“SouthState”) and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward looking statements. Factors that could cause SouthState’s actual results to differ materially from those described in the forward looking statements are discussed in SouthState’s Annual Report on Form 10 K for the year ended December 31, 2025, filed with the Securities and Exchange Commission and available on SouthState’s website (https://southstatecorporation.q4ir.com/SEC-Filings/Documents/default.aspx), and on the Securities and Exchange Commission's website (www.sec.gov). SouthState undertakes no obligation to update any forward looking statements. CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS 32